UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 23, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of CFO and COO

On February 25, 2009, ARCA biopharma, Inc. (the “Company”) announced that Kathryn E. Falberg has been appointed Chief Financial Officer and Chief Operating Officer of the Company, effective February 24, 2009. The full text of the Company’s press release, dated February 25, 2009, announcing Ms. Falberg’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective as of February 24, 2009, Lee Bendekgey has vacated his position as Chief Financial Officer, in which capacity he had previously agreed to serve on a transitional basis. Mr. Bendekgey will continue as Principal Accounting Officer of the Company through March 31, 2009.

Prior to joining the Company, Ms. Falberg, 48, served as President of Canyon Capital & Consulting from 2003. From October 2001 to June 2002, Ms. Falberg was a consultant to Inamed Corp., a medical device company, and briefly served as that company’s interim Chief Financial Officer. In 1995, Ms. Falberg joined Amgen, Inc., a global biotechnology company, as Treasurer, and later served as its Senior Vice President, Finance, and Chief Financial Officer from 1998 until July 2001. Ms. Falberg has served on the boards of directors for companies in multiple industries and currently serves on the boards of directors for Halozyme Therapeutics, Inc. (Nasdaq: HALO) and ESS Technology, Inc. Ms. Falberg received her M.B.A. and B.A. in Economics from the University of California, Los Angeles.

Ms. Falberg is employed under an Employment Agreement with the Company, dated February 23, 2009. Under her employment agreement, Ms. Falberg is entitled to receive an annual base salary of $300,000, subject to annual review and adjustment as approved by the Company’s board of directors or the compensation committee of the board, and is eligible to receive an annual bonus as determined by the board of directors in its sole discretion of up to 40% of her base salary. Under the terms of her employment agreement, Ms. Falberg will be granted an incentive stock option to acquire 49,500 shares of the Company’s common stock, which will vest 25% one year after the vesting start date and the remainder will vest over the three years thereafter. Upon a change of control of the Company, 50% of the options that are then unvested will vest and the remaining unvested options will vest on the earlier of the one year anniversary of the change of control or upon Ms. Falberg’s termination of her employment with the Company for good reason or the Company’s termination of her employment without cause.

If the Company terminates Ms. Falberg’s employment without “cause,” or if Ms. Falberg terminates her employment with “good reason” (as these terms are defined in her employment agreement), the Company has agreed to pay Ms. Falberg a severance payment equivalent to (i) 12 months of her base salary, (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the board of directors payable to her for the fiscal year in which her employment terminated, to be paid at the same time that the incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months, whether she elects or is eligible to receive COBRA (provided, that even if she does not elect or is not eligible to receive COBRA, she will receive the equivalent of such out-of-pocket expenses paid by her not to exceed the costs that the benefits would equal under COBRA if she were so eligible). The Company may elect to pay Ms. Falberg additional severance equal to up to 12 months’ of her base salary, which additional payments would extend Ms. Falberg’s obligations under her Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance payment is conditioned on the execution by Ms. Falberg of a legal release. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; refusal, unwillingness, failure or inability to perform material job duties or habitual absenteeism; or

violation of fiduciary duty, violation of any duty of loyalty or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with the Company. “Good reason” includes a relocation of normal work location greater than 50 miles; a decrease in current base salary by more than 15%, with certain exceptions; and the Company’s unilateral decision to significantly and detrimentally reduce Ms. Falberg’s job responsibilities.

Employment Agreement with Randall St. Laurent

On February 24, 2009, Randall St. Laurent, the Company’s Executive Vice President of Commercial Operations, entered into an employment agreement with the Company. Under his employment agreement, Mr. St. Laurent is entitled to receive an annual base salary of $284,298, subject to annual review and adjustment as approved by the Company’s board of directors or the compensation committee of the board, and is eligible to receive an annual bonus as determined by the board of directors in its sole discretion.

If the Company terminates Mr. St. Laurent’s employment without “cause,” or if Mr. St. Laurent terminates his employment with “good reason” (as these terms are defined in his employment agreement), the Company has agreed to pay Mr. St. Laurent a severance payment equivalent to (i) (A) 12 months of his base salary if his termination occurs on the same day as, or within 13 months following, a sale of all or substantially all of the assets of the Company or a change of control of the Company, or (B) 6 months of his base salary if a sale of all or substantially all of the assets of the Company or a change of control of the Company has not occurred on or within 13 months before his termination of employment, (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the board of directors payable to him for the fiscal year in which his employment terminated, to be paid at the same time that the incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months or 6 months, depending on the circumstances, whether he elects or is eligible to receive COBRA (provided, that even if he does not elect or is not eligible to receive COBRA, he will receive the equivalent of such out-of-pocket expenses paid by him not to exceed the costs that the benefits would equal under COBRA if he were so eligible). The Company may elect to pay Mr. St. Laurent additional severance equal to up to 12 months’ of his base salary, which additional payments would extend Mr. St. Laurent’s obligations under his Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance payment is conditioned on the execution by Mr. St. Laurent of a legal release. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; refusal, unwillingness, failure or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with the Company. “Good reason” includes a relocation of normal work location greater than 30 miles; a decrease in current base salary by more than 15%, with certain exceptions; and the Company’s unilateral decision to significantly and detrimentally reduce Mr. St. Laurent’s job responsibilities.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of ARCA biopharma, Inc. dated February 25 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name: Christopher D. Ozeroff
Title: Executive Vice President of Business Development, General Counsel and Secretary

Dated: February 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of ARCA biopharma, Inc. dated February 25 2009.